UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): August 8, 2007
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Officer Compensation
     On August 8, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Finisar Corporation (the “Company”) approved the following cash bonuses for fiscal 2007 and the following base salaries for the following named executive officers, effective July 30, 2007:

		Base Salary	Bonus for Service
Name	Title	Effective July 30, 2007	in Fiscal 2007
Jerry S. Rawls	President and Chief Executive Officer	$425,000	$125,000

Joseph A. Young	Senior Vice President and General Manager, Optics Division	$340,000	$100,000

Dave Buse	Senior Vice President and General Manager, Network Tools Division	$290,000	$50,000

Anders Olsson	Senior Vice President, Engineering	$288,000	$60,000

Stephen K. Workman	Senior Vice President, Finance, and Chief Financial Officer	$260,000	$50,000
     On the same date, the Compensation Committee approved target bonus levels for fiscal 2008 for the Company’s executive officers, such bonuses to be based on the Company’s financial performance and the achievement of the officers’ individual performance objectives. The Company’s executive officers will each have target bonus amounts for fiscal 2008 equal to 100% of their base salary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 27, 2007

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

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